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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-143042, 333-111381, 333-106667 and 333-95711) and in the Registration Statements on Form S-8 (Nos. 333-131494, 333-123192, 333-119049, 333-108175, 333-104672, 333-101479, 333-99221,333-91812, 333-91764, 333-81398, 333-71530, 333-71528, 333-66076, 333-66074, 333-65512, 333-59428, 333-58896, 333-57542, 333-48716, 333-48714, 333-48712, 333-44264, 333-32898, 333-93839, 333-93719, 333-79997, 333-76667, 333-76665, 333-68703, 333-52035, 333-24831, 333-00535 and 033-59153) of Cypress Semiconductor Corporation of our report dated March 2, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 2, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM